                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): September 6, 2000
                                                          ---------------

                              InfoCure Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                    011-12799
                                    ---------
                            (Commission File Number)

                                   58-2271614
                                   ----------
                      (IRS Employer Identification Number)

          1765 The Exchange Building, Suite 200, Atlanta, Georgia 30339
          -------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (770) 221-9990
                                                           --------------

                                 Not applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

         On August 22, 2000, InfoCure Corporation ("InfoCure") announced its intention to transfer the assets and liabilities of its dental division to PracticeWorks, Inc., a wholly owned, indirect subsidiary of InfoCure, and to effect a distribution of 100% of PracticeWorks common stock to its stockholders in a tax-free transaction. This transaction is referred to in this report as the distribution. On August 22, 2000, InfoCure also announced that it had filed a Registration Statement on Form 10 with the Securities and Exchange Commission in connection with the proposed distribution. InfoCure's dental division provides information management technology and services to its approximately 38,000 dentists, orthodontists, and oral and maxillofacial surgeons. PracticeWorks will be an independent public company following the distribution and will apply to list its common stock on the Nasdaq Stock Market's National Market.

         InfoCure intends to change its name to VitalWorks, Inc. following the distribution, and will concentrate its operations on management information technology and services exclusively for medical practices, including the delivery of its previously announced ASP products.

         The distribution is anticipated to be completed in the fourth quarter of this year. InfoCure will receive an opinion from counsel that the distribution should be tax-free for U.S. federal income tax purposes to InfoCure and its stockholders. Each InfoCure stockholder of record at the time of distribution will receive a pro rata dividend of PracticeWorks common stock based on the number of shares of InfoCure common stock held on the record date for the distribution in a ratio to be determined by InfoCure.

         At the time of the distribution, each company will have a separate and unrelated board of directors and independent management teams. James K. Price will become chief executive officer and Richard E. Perlman will become chairman of PracticeWorks. Frederick L. Fine will become chairman of VitalWorks.

         This report contains certain forward-looking statements and information relating to InfoCure that are based on the beliefs of management as well as assumptions made by and information currently available to management. When used in this report, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," or any similar expressions, as they relate to InfoCure or its management or the management of any of its businesses, are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. Reference is made in particular to the discussion set forth below in this report and set forth in InfoCure's Annual Report on Form 10-K for the year ended December 31, 1999, as amended, for a discussion of some of the risks, uncertainties and assumptions that could cause actual results to differ materially from those described in our forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ from our forward-looking statements if InfoCure completes the distribution include the factors discussed below. If InfoCure completes the distribution, it will provide its stockholders with an information statement that will include a discussion of PracticeWorks' business and the risks relating to ownership of the PracticeWorks common stock InfoCure's stockholders will receive in the distribution. InfoCure can make no assurance that it will complete the distribution on the terms described in this report or at all.

INFOCURE AND PRACTICEWORKS MIGHT EXPERIENCE DIFFICULTIES IN OPERATING AS INDEPENDENT PUBLIC COMPANIES FOLLOWING THE DISTRIBUTION.

         At the time of the distribution, InfoCure would divide its management, financial, administrative and other personnel and its other resources between InfoCure and PracticeWorks. Following the distribution, InfoCure and PracticeWorks would be independent public companies and each company would be responsible for its own management and operations, credit and banking relationships, financial reporting, investor relations and other responsibilities as a public company. If InfoCure did not appropriately allocate its resources between InfoCure and PracticeWorks, or if either company did not successfully put in place the management, financial and administrative structure necessary to operate as an independent company, either InfoCure or PracticeWorks, or both companies, might be unsuccessful or fail to become profitable. In addition, InfoCure and PracticeWorks each have experienced recent net losses and expect future losses. Following the distribution, InfoCure and


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PracticeWorks might have greater difficulty in financing their losses and other capital needs, including activities related to each company's growth plans.

THE DISTRIBUTION MIGHT CAUSE FLUCTUATIONS IN TRADING PRICES OF INFOCURE COMMON STOCK.

         Following the distribution, InfoCure common stock would continue to be listed and traded on the Nasdaq National Market. As a result of the distribution, the trading price of InfoCure common stock immediately following the distribution might be lower than the trading price of InfoCure common stock immediately prior to the distribution. The combined trading prices of InfoCure common stock and PracticeWorks common stock after the distribution might be less than, equal to or greater than the trading prices of InfoCure common stock immediately prior to the distribution. Until the market had fully analyzed the operations of InfoCure common stock without the operations of PracticeWorks, the prices at which InfoCure common stock trades might fluctuate significantly. In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse effect on the trading price of InfoCure common stock.

IF THE DISTRIBUTION IS TAXABLE, INFOCURE STOCKHOLDERS COULD BE REQUIRED TO PAY TAX ON THEIR SHARES OF PRACTICEWORKS COMMON STOCK, AND INFOCURE COULD INCUR A CORPORATE TAX LIABILITY.

         InfoCure and PracticeWorks intend for the distribution generally to qualify for non-recognition treatment for federal income tax purposes under
Section 355 of the Internal Revenue Code. In connection with the distribution, InfoCure anticipates that King & Spalding, counsel to InfoCure, would render an opinion that the distribution should qualify for non-recognition treatment under
Section 355 of the Internal Revenue Code. Whether a transaction qualifies for nonrecognition treatment under Section 355 of the Internal Revenue Code depends in part on the business reasons for the transaction and satisfaction of numerous other fact-based requirements. The opinion of King & Spalding, therefore, would be subject to certain assumptions and based on various factual representations made by officers of InfoCure and PracticeWorks. If any of the assumptions or representations upon which the opinion of King & Spalding would be based are inaccurate or incomplete in any material respect, the distribution could become taxable to InfoCure, InfoCure's stockholders, or both. Moreover, the opinion of King & Spalding would not be binding on the Internal Revenue Service and, as a result, InfoCure cannot assure you that the distribution would qualify as a tax-free transaction. Additionally, even if the distribution was tax-free to InfoCure's stockholders, it is possible that the distribution could be rendered taxable to InfoCure as a result of a subsequent acquisition of PracticeWorks or InfoCure.

         If the distribution failed to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code, InfoCure stockholders who would receive shares of PracticeWorks common stock in the distribution would be treated as if they had received a taxable distribution in an amount equal to the fair market value of the PracticeWorks common stock received. The amount of the taxable distribution would be treated as (1) a dividend to the extent paid out of InfoCure's current or accumulated earnings and profits, if any, including earnings and profits recognized by InfoCure as a result of the distribution of the PracticeWorks common stock, then (2) a reduction in such stockholder's basis in his or her InfoCure common stock to the extent that the amount received exceeds the amount treated as a dividend, and then (3) gain from the sale or exchange of InfoCure common stock to the extent the amount received exceeds the amounts described in clauses (1) and (2) above.

         If the distribution failed to qualify for tax-free treatment as to InfoCure stockholders, then, in general, a corporate income tax also could be payable by the consolidated group of which InfoCure is the common parent based upon the difference between (1) the aggregate fair market value of the shares of InfoCure common stock distributed in the distribution and (2) InfoCure's adjusted basis in the shares of InfoCure common stock. Although the corporate level tax would be payable by InfoCure, PracticeWorks would enter into an agreement to indemnify InfoCure under certain circumstances for all or a portion of this tax liability. In addition, under the consolidated return regulations, each member of InfoCure's


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
consolidated group, including PracticeWorks, would be jointly and severally liable for any tax liability incurred by InfoCure.

         Even if the distribution qualified as a tax-free distribution for United States federal income tax purposes as to InfoCure stockholders, a corporate income tax could be payable by InfoCure as described above pursuant to
Section 355(e) of the Internal Revenue Code if, during the four-year period beginning two years before the distribution, one or more persons were to acquire a 50% or greater interest in PracticeWorks or InfoCure as part of a plan or series of related transactions that included the distribution. For example, a transaction or series of transactions resulting in an acquisition of a 50% or greater interest in either PracticeWorks or InfoCure, in the aggregate, by one or more persons within the two-year period following the distribution would trigger a corporate level tax liability to InfoCure under Section 355(e) unless InfoCure affirmatively established that the acquisition or acquisitions were not part of a plan or series of related transactions that included the distribution. In addition, Section 355(e) would apply to acquisitions of "predecessors" of either PracticeWorks or InfoCure that occurred pursuant to a plan or series of related transactions that include the distribution. A number of corporations that InfoCure previously acquired might be treated as predecessors of PracticeWorks or of InfoCure, although the statute is not clear and no administrative guidance or court decisions to date have addressed the matter. If corporations acquired by InfoCure within the two-year period preceding the distribution were treated as predecessors of InfoCure or PracticeWorks, the distribution would be presumed to occur pursuant to a plan or series of related transactions that included InfoCure's acquisition of the predecessor corporations. Nevertheless, InfoCure believes that, if it completes the distribution and the Internal Revenue Service asserts that the distribution is taxable to InfoCure under Section 355(e) of the Internal Revenue Code because of InfoCure's acquisition of the predecessor corporations, it would be able to prove that none of its pre-distribution acquisitions occurred pursuant to a plan or series of related transactions that included the distribution. It is possible, however, that InfoCure would not be successful in rebutting the presumption under Section 355(e) and the distribution would be taxable to InfoCure.

THERE WILL NOT HAVE BEEN ANY PRIOR TRADING MARKET FOR PRACTICEWORKS COMMON STOCK PRIOR TO THE DISTRIBUTION.

         There will be no trading market for PracticeWorks common stock prior to the distribution, although a when-issued trading market might develop prior to completion of the distribution. PracticeWorks would apply to list its common stock on the Nasdaq National Market under the symbol "PWKS" following the distribution. There can be no assurance that PracticeWorks' common stock would be actively traded and InfoCure cannot predict the prices at which PracticeWorks common stock would trade. Some of InfoCure's stockholders who would receive shares of PracticeWorks common stock might decide that they do not want shares in an information management technology company focused exclusively on the dental, orthodontic and oral and maxillofacial surgery markets, and they might sell their shares of PracticeWorks common stock following the distribution. These sales might delay the development of an orderly trading market in PracticeWorks common stock for a period of time following the distribution. Until the shares of PracticeWorks common stock were fully distributed and an orderly market developed, the prices at which PracticeWorks common stock would trade might fluctuate significantly and might be lower or higher than the price that would be expected for a fully distributed issue. Prices for PracticeWorks common stock would be determined in the marketplace and might be influenced by many factors, including the depth and liquidity of the market for the shares, the results of operations of PracticeWorks, investors' impressions of PracticeWorks, changes in economic conditions in the healthcare information technology industry and general economic and market conditions. In addition, the stock market often experiences significant price fluctuations that are unrelated to the operation performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of PracticeWorks commons stock following the potential distribution.

THE POSSIBILITY OF SUBSTANTIAL SALES COULD HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF PRACTICEWORKS COMMON STOCK FOLLOWING THE DISTRIBUTION.

         Under the United States federal securities laws, almost all of the shares of PracticeWorks common stock could be resold immediately in the public market following the distribution, except for shares of PracticeWorks common stock held by affiliates. InfoCure cannot predict whether its stockholders would resell large amounts of PracticeWorks' common stock in the public market following the distribution or how quickly they might resell those shares. The resale of large amounts of PracticeWorks common stock could have a material adverse effect on the trading price of the PracticeWorks common stock InfoCure stockholders would receive in the distribution.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired

             None.

         (b) Pro Forma Financial Information

                  The unaudited pro forma condensed consolidated financial information of InfoCure, included in Item 7(b) of this Report, is based on and should be read in conjunction with the audited consolidated financial statements and notes thereto appearing in InfoCure's Annual Report on Form 10-K for the year ended December 31, 1999, and the unaudited consolidated financial statements and notes thereto appearing in InfoCure's Form 10-Q for the period ended June 30, 2000. The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2000 and for the year ended December 31, 1999 have been presented as if the distribution had been completed as of January 1, 2000 and 1999, respectively. The unaudited pro forma balance sheet has been presented as if the distribution had been completed as of June 30, 2000.

                  In the opinion of management, the statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the distribution on the historical financial information of InfoCure. The adjustments are described in the unaudited notes to pro forma financial information and are set forth in the "Pro Forma Adjustments" column.

                  The unaudited pro forma financial information has been presented for informational purposes only and does not reflect the results of operations or financial position of InfoCure that would have occurred had InfoCure operated without the operations to be transferred to PracticeWorks for the periods presented. The unaudited pro forma financial information should not be relied upon as being indicative of InfoCure's results had the distribution been completed as of the dates presented or of future results after the distribution.

                              INFOCURE CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                       PRO FORMA
                                                                        JUNE 30,       PRO FORMA        JUNE 30,
                                                                          2000        ADJUSTMENTS         2000
                                                                       ----------     -----------      ----------

ASSETS
Current:
     Cash and cash equivalents                                         $   15,339      $   (4,915)(A)  $   10,424
     Accounts receivable-trade, net of allowance                           23,364          (5,819)(A)      17,545
     Other receivables                                                      1,263            (439)(A)         824
     Inventory                                                              4,376          (2,216)(A)       2,160
     Refundable income taxes                                                  256              --             256
     Deferred tax assets                                                    4,053            (704)(A)       3,349
     Net assets of discontinued operations                                     --          41,170 (A)
                                                                                          (41,170)(B)          --
     Prepaid expenses and other current assets                              1,800            (100)(A)       1,700
                                                                       ----------      ----------      ----------
               Total current assets                                        50,451         (14,193)         36,258
     Property and equipment, net of accumulated depreciation               27,298          (2,512)(A)      24,786
     Intangible assets, net of accumulated amortization                   109,756         (50,969)(A)      58,787
     Deferred tax assets                                                   24,603          (5,354)(A)      19,249
     Other assets                                                           3,806          (1,452)(A)       2,354
                                                                       ----------      ----------      ----------
                                                                       $  215,914      $  (74,480)     $  141,434
                                                                       ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable                                                     $    1,222      $       --      $    1,222
     Accounts payable                                                       4,388            (984)(A)       3,404
     Accrued expenses                                                      12,228          (4,466)(A)       7,762
     Accrued restructuring costs                                            1,970            (203)(A)       1,767
     Deferred revenue and customer deposits                                14,501          (7,971)(A)       6,530
     Current portion of long-term debt                                        406              (5)(A)         401
                                                                       ----------      ----------      ----------
               Total current liabilities                                   34,715         (13,629)         21,086
Long-term debt, less current portion                                       59,901         (19,681)(A)      40,220
Other liabilities                                                             963              --             963
                                                                       ----------      ----------      ----------
               Total liabilities                                           95,579         (33,310)         62,269
                                                                       ----------      ----------      ----------

Commitments and contingencies

Convertible, redeemable subsidiary preferred stock issuable                10,000              --          10,000
                                                                       ----------      ----------      ----------

Stockholders' equity:
     Common stock $0.001 par value, 200,000,000 authorized,                    34              --              34
         33,959,814 outstanding
     Additional paid-in capital                                           202,603         (41,170)(B)     161,433
     Notes receivable - officers                                          (12,175)             --         (12,175)
     Accumulated deficit                                                  (80,127)             --         (80,127)
                                                                       ----------      ----------      ----------
               Total stockholders' equity                                 110,335         (41,170)         69,165
                                                                       ----------      ----------      ----------

                                                                       $  215,914      $  (74,480)     $  141,434
                                                                       ==========      ==========      ==========

      See accompanying notes to unaudited pro forma condensed consolidated financial information.


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

                              INFOCURE CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             PRO FORMA
                                                             SIX MONTHS                      SIX MONTHS
                                                               ENDED                           ENDED
                                                              JUNE 30,       PRO FORMA        JUNE 30,
                                                                2000       ADJUSTMENTS(C)       2000
                                                             ----------    --------------    ----------

Revenue:
     Systems and software                                    $   17,484      $   (6,562)     $   10,922
     Maintenance, support and services                           52,439         (13,454)         38,985
                                                             ----------      ----------      ----------
Total revenue                                                    69,923         (20,016)         49,907
                                                             ----------      ----------      ----------

Operating expense:
     Hardware and other items purchased for resale               16,896          (2,851)         14,045
     Selling, general and administrative                         56,819         (18,980)         37,839
     Research and development                                     9,309          (1,541)          7,768
     Depreciation and amortization                               21,742          (7,898)         13,844
     Restructuring and other charges                              1,616            (816)            800
     (Gain) loss on disposal of fixed assets                       (530)            632             102
                                                             ----------      ----------      ----------
Total operating expense                                         105,852         (31,454)         74,398
                                                             ----------      ----------      ----------

Operating loss                                                  (35,929)         11,438         (24,491)
Interest expense and other, net                                   2,524            (959)          1,565
                                                             ----------      ----------      ----------

Loss from continuing operations before income taxes             (38,453)         12,397         (26,056)
Income tax benefit                                              (12,856)          3,731          (9,125)
                                                             ----------      ----------      ----------

Net loss from continuing operations                             (25,597)          8,666         (16,931)
Discontinued operations:
     Net loss from discontinued operations,
         net of tax benefit of $3,731                                --          (8,666)         (8,666)
                                                             ----------      ----------      ----------

Net loss                                                     $  (25,597)     $       --      $  (25,597)
                                                             ==========      ==========      ==========

Basic and diluted net loss per share:
     Loss from continuing operations                         $    (0.78)     $     0.26      $    (0.52)
     Loss from discontinued operations                               --           (0.26)          (0.26)
                                                             ----------      ----------      ----------

Basic and diluted net loss per share                         $    (0.78)     $       --      $    (0.78)
                                                             ==========      ==========      ==========

Weighted average shares outstanding:
     Basic and diluted                                           32,889                          32,889
                                                             ==========                      ==========

            See accompanying notes to unaudited pro forma condensed
                      consolidated financial information.

                              INFOCURE CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                 (In thousands)

                                                                                                   PRO FORMA
                                                             YEAR ENDED          PRO FORMA         YEAR ENDED
                                                          DECEMBER 31, 1999    ADJUSTMENTS(C)   DECEMBER 31, 1999
                                                          -----------------    --------------   -----------------

Revenue:
     Systems and software                                      $   96,241         $  (34,325)        $   61,916
     Maintenance, support and services                            107,393            (20,266)            87,127
                                                               ----------         ----------         ----------
Total revenue                                                     203,634            (54,591)           149,043
                                                               ----------         ----------         ----------

Operating expense:
     Hardware and other items purchased for resale                 49,613             (9,654)            39,959
     Selling, general and administrative (excluding
         compensatory stock awards)                               104,770            (28,666)            76,104
     Research and development                                      15,655             (4,185)            11,470
     Depreciation and amortization                                 14,490             (3,284)            11,206
     Restructuring and other charges                               10,681             (1,814)             8,867
     Merger costs                                                   3,764               (659)             3,105
     Compensatory stock awards                                      1,431               (428)             1,003
                                                               ----------         ----------         ----------

Total operating expense                                           200,404            (48,690)           151,714
                                                               ----------         ----------         ----------

Operating income (loss)                                             3,230             (5,901)            (2,671)
Interest expense and other, net                                     3,513             (1,335)             2,178
                                                               ----------         ----------         ----------

Loss from continuing operations before income taxes                  (283)            (4,566)            (4,849)
     and extraordinary item
Provision (benefit) provision for income taxes                        576             (2,186)            (1,610)
                                                               ----------         ----------         ----------

Net loss from continuing operations before
     extraordinary item                                              (859)            (2,380)            (3,239)

Discontinued operations:
     Income from discontinued operations,
          net of income tax provision of $2,186                        --              2,692              2,692
                                                               ----------         ----------         ----------

Loss before extraordinary item                                       (859)               312               (547)
Extraordinary item - debt extinguishment cost,
     net of income taxes                                            2,935                (72)             2,863
                                                               ----------         ----------         ----------

Net loss                                                           (3,794)               384             (3,410)
Pro forma tax adjustments                                            (137)              (384)               247
                                                               ----------         ----------         ----------

Pro forma net loss available to common stockholders            $   (3,657)        $       --         $   (3,657)
                                                               ==========         ==========         ==========


Basic and diluted net loss per share                           $    (0.14)        $     0.01         $    (0.13)
                                                               ==========         ==========         ==========


Basic and diluted pro forma net loss per share:
     Loss from continuing operations                           $    (0.03)        $    (0.09)        $    (0.12)
     Income from discontinued operations                               --               0.09               0.09
     Extraordinary item - net of income taxes                       (0.10)                --              (0.10)
                                                               ----------         ----------         ----------

Basic and diluted pro forma net loss per share                 $    (0.13)        $       --         $    (0.13)
                                                               ==========         ==========         ==========

Weighted average shares outstanding:
     Basic and diluted                                             27,994                                27,994
                                                               ==========                            ==========

      See accompanying notes to unaudited pro forma condensed consolidated financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
INFORMATION

         See introduction to pro forma financial information on page 5. The pro forma unaudited condensed consolidated balance sheet was prepared assuming the distribution occurred as of June 30, 2000 and included "Pro Forma Adjustments" as follows:

         (A) To reclassify the assets and liabilities to be transferred to PracticeWorks in connection with the distribution as net assets of discontinued operations.

         (B) To record the distribution of the shares of PracticeWorks common stock to InfoCure stockholders.

         The pro forma unaudited condensed consolidated statement of operations for the six months ended June 30, 2000 and the year ended December 31, 199 have been presented as if the distribution was completed as of January 1, 2000 and 1999, respectively. These statements include "Pro Forma Adjustments" as follows:

         (C) To reclassify the operations to be transferred to PracticeWorks in connection with the distribution as discontinued operations.


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

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2000

                                           INFOCURE CORPORATION


                                           By:   /s/ James A. Cochran
                                              ----------------------------------
                                              Name:  James A. Cochran
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

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